UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Charmt, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7370
(Primary Standard Industrial Classification Number)

32-0575017
(IRS Employer Identification Number)

Hobujaama 4 Tallinn 10151, Estonia Tel: +37062709578 Email: headquarters@charmt.net
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CSC Services of Nevada, Inc. 2215-B Renaissance Dr., Las Vegas NV USA 89119 Tel: (888) 921 8397
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 29, 2019

PRELIMINARY PROSPECTUS

CHARMT, INC.

5,000,000 Shares of Common Stock

This prospectus relates to the offer and sale of a maximum of 5,000,000 shares of common stock, $0.001 par value by Charmt, Inc., a Nevada corporation. There is no minimum for this Offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (90 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Director decides that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this prospectus is part.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.025 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our use.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. In order for us to cease being a “shell company” we must have more than nominal operations or more than nominal assets or assets which do not consist solely of cash or cash equivalents.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	5	$125,000	$15.15

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and have elected to comply with certain reduced public company reporting requirements in this and future filings. Please read the related disclosure beginning on page _ of this prospectus.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page _ of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2019

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus, or any accompanying prospectus supplement before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” refer to Charmt, Inc.

Overview

Charmt intends to develop and publish mobile applications on the iOS, Google Play, Amazon and Ethereum platforms. The Company also plans to maintain a portfolio of its products and track the user download statistics. Charmt intends to generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases. Founded in 2018, Charmt is headquartered in Tallinn. The management of the Company plans to distribute the application all over the world using various platforms. As of the date of this registration statement, the voice-changing application has not been developed yet. Our independent auditors include a modification in their report to our financial statements expressing that certain matters regarding the company raise substantial doubt as to our ability to continue as a going concern.

Charmt, Inc. is a Nevada company that was incorporated on August 2, 2018. The initial meeting of Board of Directors determined that the offering consist of 5,000,000 common stock shares.

We are currently renting an office at Hobujaama 4, Tallinn 10151 Estonia. The said premises are our headquarters. Our website is http://charmt.net.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. In order for us to cease being a “shell company” we must have more than nominal operations or more than nominal assets or assets which do not consist solely of cash or cash equivalents.

The Offering

Securities being offered:	5,000,000
Common stock outstanding prior to this offering:	3,000,000
Common stock outstanding after this offering:	8,000,000

Price per share:	$0.025

Use of proceeds:	The proceeds of the offering will be used for establishing and maintaining the Company’s course of business.

Risk factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page _ of this prospectus before deciding whether or not to invest in shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this offering memorandum, before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that case, the trading price of our common stock would likely decline and you might lose all or part of your investment in our common stock. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial conditions and results of operations.

Business Risk Factors

Our business will suffer if we are unable to develop successful apps for mobile platforms, successfully monetize mobile apps, or successfully forecast mobile launches and/or monetization.

Our business depends on developing and publishing mobile apps that consumers will download and spend time and money using. We expect to devote substantial resources to the research, development, analytics and marketing of our mobile apps; however, we cannot guarantee that we will continue to develop apps that appeal to users. New apps that we will introduce need to generate sufficient bookings and revenues to offset the associated development and marketing costs. We may encounter difficulty in integrating features on apps developed for mobile platforms that a sufficient number of users will pay for or otherwise sufficiently monetizing mobile apps. The success of our apps depends, in part, on unpredictable and volatile factors beyond our control including consumer preferences, competing apps, new mobile platforms and the availability of other entertainment experiences. If our apps are not launched on time or do not meet consumer expectations, or they are not brought to market in a timely and effective manner, our ability to grow revenue and our financial performance will be negatively affected.

In addition to the market factors noted above, our ability to successfully develop apps for mobile platforms and their ability to achieve commercial success will depend on our ability to:

•	effectively market mobile apps to our existing mobile users and new users without excess cost;

•	effectively monetize the apps;

•	adapt to changing user preferences;

•	adapt apps quickly to make sure they are compatible with, and take advantage of feature sets for new releases of mobile phones and other devices;

•	expand and enhance apps after their initial release;

•	attract, retain and motivate talented app designers, product managers and engineers who have experience developing apps for mobile platforms;

•	partner with mobile platforms and obtain featuring opportunities;

•	adapt app feature sets for limited bandwidth, processing power and screen size of typical mobile devices;

•	minimize launch delays and cost overruns on the development of new apps;

•	effectively monetize the apps;

•	maintain quality mobile app experience;

•	release apps compatible with an increasingly diverse set of mobile devices;

•	compete successfully against a large and growing number of existing market participants;

•	minimize and quickly resolve bugs or outages; and

•	acquire and successfully integrate high quality mobile app assets, personnel or companies.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop successful mobile apps and launch these apps in accordance with our financial plan. If we do not succeed in doing so, our business will suffer.

We are also a new entrant in the mobile app market and, as a result have a short history in developing and launching mobile apps. As a result of this we may have difficulty predicting the development schedule of a new app and forecasting bookings for a app. If launches are delayed and we are unable to monetize mobile apps in the manner that we forecast our ability to grow revenue and our financial performance will be negatively impacted.

One primary strategy to grow our business is to develop app titles for smartphones and tablets. If we are not able to generate revenues and gross margins from smartphones and tablets, our revenues, financial position and operating results may suffer.

As a result of the expected continued migration of users from traditional feature phones to smartphones, we intend to continue to publish mobile apps that are widely accepted and commercially successful on the smartphone and tablet digital storefronts (primarily Google’s Play Store, Apple’s iOS App Store, and Amazon’s Appstore for Android), as well as incur marketing-related expenditures in connection with the launch of our apps on these digital storefronts. Our efforts to generate revenues derived from apps for smartphones and tablets may prove unsuccessful or, even if successful, it may take us longer to achieve revenue than anticipated because, among other reasons:

•	changes in digital storefront policies that limit our ability to use certain types of offers and other monetization techniques in our future apps;

•

the open nature of many of these digital storefronts increases substantially the number of competitors and competitive products and makes it more difficult for us to achieve prominent placement or featuring for our apps;

•

the billing and provisioning capabilities of some smartphones are currently not optimized to enable users to purchase apps or make in app purchases, which could make it difficult for users of these smartphones to purchase apps or make in-app purchases and could reduce our addressable market, at least in the short term;

•	competitors may have substantially greater resources available to invest in developing and publishing products for smartphones and tablets;

•	these digital storefronts are relatively new markets, for which we are less able to forecast with accuracy revenue levels, required marketing and developments expenses, and net income or loss;

•	the pricing and revenue models for titles on these digital storefronts are rapidly evolving.

If we do not achieve a sufficient return on our investment with respect to efforts to develop mobile apps for smartphones and tablets, it could negatively affect our operating results.

We believe that a significant portion of our development activities for smartphones and tablets will be focused on mobile apps — apps that are downloadable without an initial charge, but which enable a variety of additional features to be accessed for a fee or otherwise monetized through various advertising and offer techniques. Our efforts to develop mobile apps for smartphones and tablets may prove unsuccessful or, even if successful, may take us longer to achieve significant revenue than anticipated because, among other reasons:

•	we have limited experience in successfully developing and marketing mobile apps;

•

our relatively limited experience with respect to creating apps that include micro-transaction capabilities, advertising and offers may cause us to have difficulty optimizing the monetization of our apps;

•	changes in digital storefront and carrier policies that limit our ability to use certain types of offers and other monetization techniques in our apps;

•

some of our competitors have released a significant number of mobile apps on smartphones, and this competition will make it more difficult for us to differentiate our apps and derive significant revenues from them;

•	some of our competitors have substantially greater resources available to invest in developing and publishing mobile apps;

•

we intend to develop some of our mobile apps based upon our own intellectual property rather than well-known licensed brands and, as a result, we may encounter difficulties in generating sufficient consumer interest in our apps;

•	mobile apps have a limited history, and it is unclear how popular this style of app will become or remain or its revenue potential;

•

our strategy with respect to developing mobile apps for smartphones assumes that a large number of consumers will download our apps because they are free and that we will subsequently be able to effectively monetize these apps via in-app purchases, offers and advertisements; however, some smartphones charge users a fee for downloading content, and users of these smartphones may be reluctant to download our freemium apps because of these fees, which would reduce the effectiveness of our product strategy;

•

our mobile, freemium apps may otherwise not be widely downloaded by consumers for a variety of reasons, including poor consumer reviews or other negative publicity, ineffective or insufficient marketing efforts or a failure to achieve prominent storefront featuring for such apps;

•

even if our mobile apps are widely downloaded, we may fail to retain users of these apps or optimize the monetization of these apps for a variety of reasons, including poor app design or quality, using issues such as app unavailability, long load times or an unexpected termination of the app due to data server or other technical issues or failure to effectively respond and adapt to changing user preferences through updates to our apps; and

•	because these are effectively new products for us, we are less able to forecast with accuracy revenue levels, required marketing and development expenses, and net income or loss.

If we do not achieve a sufficient return on our investment with respect to developing and selling mobile, freemium apps, it will negatively affect our operating results and may require us to formulate a new business strategy.

We must continue to launch, innovate and enhance apps that users like and attract and retain a significant number of users in order to grow our revenue and sustain our competitive position.

We recently announced that we will launch our first Full-Featured mobile app in 2019, however there is a risk that we may not launch this app or other apps we plan to launch in future, that these apps do not attract and retain a significant number of users or that these apps will not monetize well. If we do not launch apps on schedule or our apps do not monetize well, our business, revenue and bookings will be negatively impacted.

Our business is intensely competitive and “hit” driven. If we do not deliver “hit” products and services, or if consumers prefer our competitors’ products or services over our own, our operating results could suffer.

Competition in our industry is intense. Many new apps are introduced in each major industry segment (mobile, web, PC and blockchain), but only a relatively small number of “hit” titles account for a significant portion of total revenue in each segment. Our competitors range from large established companies to emerging start-ups, and we expect new competitors to continue to emerge throughout the world. If our competitors develop and market more successful products or services, offer competitive products or services at lower price points or based on payment models perceived as offering a better value proposition, or if we do not continue to develop consistently high-quality and well-received products and services, our revenue, margins, and profitability will decline.

We operate in a new and rapidly changing industry.

The mobile app industry, through which we expect to derive substantially all of our revenue, is a relatively new and rapidly evolving industry. The growth of the mobile app industry and the level of demand and market acceptance of our apps are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the mobile app industry, many of which are beyond our control, including:

•	our ability to extend our brand and apps to mobile platforms and the timing and success of such mobile app launches;

•	our ability to maintain the popularity of our apps on Google, iOS, Amazon and other platforms;

•	our ability to effectively monetize apps on mobile devices and across multiple platforms and devices;

•	our ability to maintain technological solutions and employee expertise to rapidly respond to continuous changes in mobile platforms and mobile devices;

•	our ability to maintain technological solutions and employee expertise to rapidly respond to changes in consumer demand for apps on new app platforms;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms of entertainment;

•	the worldwide growth of mobile devices, broadband Internet and personal computer users, and the rate of any such growth; and

•	general economic conditions, particularly economic conditions adversely affecting discretionary consumer spending.

Our ability to plan for app development, distribution and promotional activities will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our current and potential users and relatively rapid changes in technology. New and different types of entertainment may increase in popularity at the expense of mobile apps. A decline in the popularity of mobile apps in general, or our apps in particular, would harm our business and prospects.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of crypto-collectibles in a manner that adversely affects our business, prospects or operations.

We may consider entering the crypto-collectibles and blockchain application industries. As crypto-assets have grown in both popularity and market size, governments around the world have reacted differently to crypto-assets, with certain governments deeming certain crypto assets illegal while others have allowed their use and trade. On-going and future regulatory actions may impact our ability to operate this potential segment of our business, which could have a material adverse effect on our business, prospects or operations.

Governments may in the future curtail or outlaw the acquisition, use or redemption of crypto-assets. Ownership of, holding or trading in crypto-collectibles may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject crypto-collectibles companies to additional regulation.

On July 25, 2017, the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of blockchain coins pursuant to an initial coin offering (“ICO”) subject to federal securities laws.  Thereafter, China released statements and took similar actions. Although we do not plan on participating in ICOs, our customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of blockchain application adoption and could have a material adverse effect on our ability to pursue this business segment at all, which could have a material adverse effect on our business, prospects or operations.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade crypto-assets or to exchange crypto-assets for fiat currency. Similar actions by governments or regulatory bodies could result in restriction of the acquisition, ownership, holding, selling, use or trading in our securities. Such a restriction may adversely affect our shareholders and have a material adverse effect on our ability to pursue this segment at all or raise new capital which could have a material adverse effect on our business, prospects or operations and harm investors in our securities.

Laws and regulations which exist now, or which might exist in the future, may restrict the right to participate in the blockchain or utilize similar digital assets, which could adversely affect us.

Many countries, including the United States and other large countries including China and Russia, may take regulatory and civil actions now or in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency.  Such regulatory actions might be as a result of currently existing laws and regulations, such as those promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange

 Act”), in the United States or as a result of regulatory laws and rules which do not currently exist.  For examples, if the virtual assets relating to our apps or if Ethereum were deemed to be “securities” under Section 2(a)(1) of the Securities Act, we would either need to comply with the provisions of the Securities Act and Exchange Act, if it were possible to comply with such laws, or terminate this business segment. We may also be subject to civil penalties in this event.  These circumstances or others, if they were to occur, could have a material adverse effect on our overall business, prospects or operations.

Incorrect or fraudulent token transactions may be irreversible.

Currently, crypto-collectibles app transactions are irrevocable and stolen or incorrectly transferred tokens may be irretrievable. As a result, any incorrectly executed or fraudulent token transactions could adversely affect our business and profitability.

Token transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, crypto-collectibles transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a token or a theft of token generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our customers’ tokens could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events could have a material adverse effect on our ability to pursue this segment at all, which could have a material adverse effect on our business, prospects or operations.

Security breaches, computer viruses and computer hacking attacks could harm our business, reputation, brand and results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry, and may occur on our systems in the future. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results. We may experience hacking attacks of varying degrees from time to time, including denial-of-service attacks. Because of our prominence in the mobile app industry, we believe we are a particularly attractive target for hackers.

In addition, our apps involve the storage and transmission of users’ personal information in our facilities and on our equipment, networks and corporate systems run by us or managed by third-parties including Google, Apple, Amazon and Facebook.

Security breaches of our systems or third-parties on whom we rely could expose us to litigation, remediation costs, increased costs for security measures, loss of revenue, damage to our reputation and potential liability. Our user data, corporate systems, third party systems and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to our data, our users’ data or our advertiser’s data. Additionally, outside parties may attempt to fraudulently induce employees or users to disclose sensitive information in order to gain access to our users’ data or our advertiser’s data. We must continuously examine and modify our security controls and business policies to address the use of new devices and technologies enabling users to share data and communicate in new ways, and the increasing focus by our users and regulators on controlling and protecting user data.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure or perceived failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our users may harm our reputation and our ability to retain existing users and attract new users.

If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose users and advertisers, and we could suffer significant legal and financial exposure due to such events or in connection with remediation efforts, investigation costs or penalties, changed security and system protection measures. Any of these actions could have a material and adverse effect on our business, reputation and operating results.

Any failure or significant interruption in our infrastructure could impact our operations and harm our business.

Our technology infrastructure is critical to the performance of certain of our apps and to user satisfaction within those apps. These apps run on complex distributed systems, or what is commonly known as cloud computing. We do not own, operate and maintain the primary elements of these systems, but instead these systems are operated by third parties that we do not control and which would require significant time and potential expense to replace. We and may in the future experience service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. If a particular app is unavailable when users attempt to access it or navigation through a app is slower than they expect, users may stop using the app and may be less likely to return to the app as often, if at all.

A failure or significant interruption in our app service would harm our reputation and operations. We have suffered interruptions in service when releasing new software versions or bug fixes for specific apps in the past and if any such interruption were significant it could harm our business or reputation. We may decide to make significant investments to our technology infrastructure to maintain and improve all aspects of user experience and app performance. To the extent we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate increasing traffic, our business and operating results may suffer. We do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance. Furthermore, our disaster recovery systems and those of third-parties with which we do business may not function as intended or may fail to adequately protect our critical business information in the event of a significant business interruption, which may cause interruption in service of our apps, security breaches or the loss of data or functionality, leading to a negative effect on our business.

We must continue to spend significant resources to effectively manage our business and operations.

To effectively manage our business and operations, we will need to continue to focus on spending significant resources to improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

•	monitoring and updating our technology infrastructure to maintain high performance and minimize down time;

•	monitoring our internal controls to ensure timely and accurate reporting of all of our operations.

These enhancements and improvements will require capital expenditures and allocation of valuable management and employee resources.

If we are able to develop new apps that achieve success, it is possible that these apps could divert users of our other apps without growing our overall user base, which could harm operating results.

Although it is important to our future success that we develop new apps that become popular with users, it is possible that these apps could cause users to reduce their using time and purchase of virtual items in our existing apps.

We plan to cross-promote our new apps in our other apps, which could encourage users of existing apps to divert some of their using time and spend on existing apps. If new apps do not grow our user base or generate sufficient new bookings to offset any declines from our other apps, our bookings and revenue could be adversely affected.

Our revenue, bookings and operating margins may decline.

The industry in which we operate is highly competitive and rapidly changing, and relies heavily on successful new product launches and compelling content, products and services. As such, if we fail to deliver such content, products and services, do not execute our strategy successfully or if our new content launches are delayed, our revenue, bookings and audience numbers may decline, and our operating results will suffer. In addition, we believe that our operating margin will continue to experience downward pressure as a result of increasing competition. We expect to continue to expend substantial financial and other resources on app development, including mobile apps, our technology stack, app engines, app technology and tools and international expansion. Our operating costs will increase and our operating margins may decline if we do not effectively manage costs, launch new products on schedule that monetize successfully and enhance our franchise apps so that these apps continue to monetize successfully. In addition, weak economic conditions or other factors could cause our business to contract, requiring us to implement significant additional cost cutting measures, including a decrease in research and development, which could harm our long-term prospects.

If we fail to effectively manage our human resources, our business may suffer.

Our ability to compete and grow depends in large part on the efforts and talents of our executives and potential employees. Our success depends in a large part upon the continued service of our senior management team. We do not maintain key-man insurance for our senior management team. The loss of any of the members of senior management could harm our business.

In addition, our ability to execute our strategy depends on our plans to identify, hire, develop motivate and retain highly skilled employees, particularly app designers, product managers and engineers. These employees are in high demand, and we plan to devote significant resources to identifying, recruiting, hiring, training, successfully integrating and retaining them. Any significant turnover in our headcount will place significant demands on our management and our operational, financial and technological infrastructure.

If the use of mobile devices as app platforms and the proliferation of mobile devices generally do not increase, our business could be adversely affected.

The number of people using mobile Internet-enabled devices has increased dramatically in the past few years and we expect that this trend will continue. However, the mobile market, particularly the market for mobile apps is still emerging and it may not grow as we anticipate. Our future success is substantially dependent upon the continued growth of the market for mobile apps. The mobile market may not continue to grow at historic rates and consumers may not continue to use mobile-Internet enabled devices as a platform for apps. In addition, we do not currently offer our apps on all mobile devices. If the mobile devices on which our apps are available decline in popularity we could experience a decline in bookings and revenue. Any decline in the growth of the mobile market or in the use of mobile devices for apps could harm our business.

We have a new business model and a short operating history, which make it difficult to evaluate our prospects and future financial results and may increase the risk that we will not be successful.

We incorporated in August 2018 and we have a short operating history and a business model, which make it difficult to effectively assess our future prospects. Our business model is based on offering apps that are free to use. We cannot assure that any of our efforts will be successful or result in the development or timely launch of additional products, or ultimately produce any material revenue.

Our potential users may be attracted to competing forms of entertainment such as offline and traditional online apps, television, movies and sports, as well as other entertainment options on the Internet.

Our users face a vast array of entertainment choices. Other forms of entertainment, such as offline, traditional online, personal computer and console apps, television, movies, sports and the Internet, are much larger and more well-established markets and may be perceived by our users to offer greater variety, affordability, interactivity and enjoyment. These other forms of entertainment compete for the discretionary time and income of our users. If we are unable to sustain sufficient interest in our apps in comparison to other forms of entertainment, including new forms of entertainment, our business model may no longer be viable.

Competition in our industry is intense and there are low barriers to entry.

Our industry is highly competitive and we expect more companies to enter the sector and a wider range of mobile apps to be introduced. Our potential competitors that develop apps for networks, on both web and mobile, vary in size and include companies such as Zynga, Inc., DeNA Co. Ltd. (Japan), Electronic Arts Inc., Apploft SA, GREE International, Inc., Glu Mobile Inc., King.com Inc., Activision, Rovio Mobile Ltd., Supercell Inc., GungHo Online Entertainment, Inc., Kabam and The Walt Disney Company.

Some of these potential competitors have significant resources for developing or acquiring additional apps, may be able to incorporate their own strong brands and assets into their apps, have a more diversified set of revenue sources than we do and may be less severely affected by changes in consumer preferences, regulations or other developments that may impact our industry. In addition, we have relatively limited experience in developing apps for mobile and other platforms and our ability to succeed on those platforms is uncertain. We expect new app competitors to enter the market and existing competitors to allocate more resources to develop and market competing apps and applications.

As there are relatively low barriers to entry to develop a mobile app, we expect new app competitors to enter the market and existing competitors to allocate more resources to develop and market competing apps and applications. We also compete or will compete with a vast number of small companies and individuals who are able to create and launch apps and other content for devices and platforms using relatively limited resources and with relatively limited start-up time or expertise. The proliferation of titles in these open developer channels makes it difficult for us to differentiate ourselves from other developers and to compete for users without substantially increasing our marketing expenses and development costs. Increasing competition could result in loss of users, loss of talent or loss of our ability to acquire new users in a cost-effective manner, all of which could harm our business.

Our revenue may be harmed by the proliferation of “cheating” programs and scam offers that seek to exploit our apps and users affects the app-using experience and may lead potential users to stop using our apps.

Unrelated third parties have developed, and may continue to develop, “cheating” programs that enable users to exploit vulnerabilities in our apps, play them in an automated way or obtain unfair advantages over other users who do play fairly. These programs harm the experience of users who play fairly, may disrupt the virtual economies of our apps and may reduce the demand for virtual items. In addition, unrelated third parties attempt to scam our users with fake offers for virtual goods or other app benefits. While we attempt to discover and disable these programs and activities, and if we are unable to do so quickly our operations may be disrupted, our reputation damaged and users may stop using our apps. This may lead to lost revenue from paying users, increased cost of developing technological measures to combat these programs and activities, legal claims relating to the diminution in value of our virtual currency and goods, and increased customer service costs needed to respond to dissatisfied users.

Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, service marks, trade dress, domain names, patents, and other product rights as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We intend to pursue the registration of our copyrights, trademarks, service marks, domain names, and patents in the United States and in certain locations outside the United States. This process can be expensive and time-consuming, may not always be successful depending on local laws or other circumstances, and we also may choose not pursue registrations in every location depending on the nature of the project to which the intellectual property rights pertain. We may, over time, increase our investments in protecting our creative works through increased copyright filings and our brands through increased trademark and other filings. Likewise, we may, over time, increase our investment in protecting our innovations through increased patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced. The Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was adopted in September 2011. The Leahy-Smith Act includes a number of significant changes to United States patent law, including provisions that affect the way patent applications will be prosecuted, which could be detrimental to investors, and may also affect patent litigation. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could harm our business.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity, or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

We may be involved in legal proceedings that may result in adverse outcomes.

We may be involved in claims, suits, government investigations, and proceedings arising in the ordinary course of our business, including actions with respect to intellectual property claims, privacy, data protection or law enforcement matters, tax matters, labor and employment claims, commercial claims, as well as stockholder derivative actions, class action lawsuits, and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of their outcomes, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management and other personnel, and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in liability, penalties, or sanctions, as well as judgments, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, or requiring a change in our business practices, products or technologies, which could in the future materially and adversely affect our business, operating results, and financial condition.

Programming errors or flaws in our apps could harm our reputation or decrease market acceptance of our apps, which would harm our operating results.

Our apps may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch, particularly as we launch new apps and rapidly release new features to existing apps under tight time constraints. We believe that if our users have a negative experience with our apps, they may be less inclined to continue or resume using our apps or recommend our apps to other potential users. Undetected programming errors, app vulnerabilities that may be exploited by cheating programs and other forms of misappropriation, app defects and data corruption can disrupt our operations, adversely affect the app experience of our users by allowing users to gain unfair advantage, misappropriate virtual goods, harm our reputation, cause our users to stop using our apps, divert our resources and delay market acceptance of our apps, any of which could result in legal liability to us or harm our operating results.

Evolving regulations, industry standards and practices by platform providers concerning data privacy could prevent us from providing our apps to our potential users, or require us to modify our apps, thereby harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet and mobile platforms are under increased public scrutiny. The U.S. government, including the Federal Trade Commission, the Department of Commerce, U.S. Congress, and various State Attorneys General are continuing to review the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. There is also increased attention being given to the collection of data from minors. For instance, the Children’s Online Privacy Protection Act requires companies to obtain parental consent before collecting personal information from children under the age of 13. In addition, the European Union has just enacted reforms to its existing data protection legal framework –

the EU General Data Protection Regulation (GDPR), which may result in a greater compliance burden for companies with users in Europe. Various government and consumer agencies have also called for new regulation and changes in industry practices. For example, in February 2012, the California Attorney General announced a deal with Amazon, Apple, Google, Hewlett-Packard, Microsoft and Research in Motion to strengthen privacy protection for users that download third-party apps to smartphones and tablet devices. Additionally, in January 2014, the Federal Trade Commission announced a settlement with Apple related to in in-app purchases made by minors.

We will process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, information security, data protection, consumer protection and protection of minors and our actual or perceived failure to comply with such obligations could harm our business.

We will receive, store and process personal information and other user data, and we will enable our users to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our own privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We will strive to comply with all applicable laws, policies, legal obligations and certain industry codes of conduct relating to privacy and data protection, to the extent reasonably attainable. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations or industry codes of conduct may be passed, or existing laws, policies, legal obligations or industry codes of conduct may be interpreted in such a way that could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it more costly or difficult for us to do so. For example, if a country enacted legislation that required data of their citizens gathered by online services to be held within the country, we may not be able to comply with such legislation or compliance could be so difficult or costly that we chose not to stop offering services to citizens of that country. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our users to lose trust in us, which could have an adverse effect on our business.

Additionally, if third parties we work with, such as users, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could in turn have an adverse effect on our business.

In this area, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Moreover, in the areas of privacy, information security, data protection, consumer protection and protection of minors, foreign laws and regulations are often more restrictive than those in the United States. In particular, the European Union and its member states traditionally have taken broader views as to types of data that are subject to data protection, and have imposed legal obligations on companies in this regard. Any failure on our part to comply with laws in these areas hacker may subject us to significant liabilities.

Our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including state and Federal laws regarding consumer protection, electronic marketing, protection of minors, data protection, competition, taxation, intellectual property, export and national security, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. There is a risk that these laws may be interpreted in a manner that is not consistent with our current practices, and could have an adverse effect on our business. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is also likely that as our business grows and evolves and our apps are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ambiguous, still evolving and could be interpreted in ways that could harm our business or expose us to liability. In addition, there are ongoing academic, political and regulatory discussions in the United States and other jurisdictions regarding whether social casino applications should be subject to a higher level or different type of regulation than other mobile app applications and, if so, what this regulation should include.

If we fail to anticipate or successfully develop new apps for new technologies, platforms and devices, the quality, timeliness and competitiveness of our apps could suffer.

The apps industry is characterized by rapid technological changes that can be difficult to anticipate. New technologies, including distribution platforms and app devices, such as consoles, virtual and augmented reality, messenger applications, blockchain technology, connected TVs, or a combination of existing and new technologies, may force us to adapt our current app development processes or adopt new processes. If consumers shift their time to platforms other than the mobile platforms where our apps are currently primarily distributed, the size of our audience could decline and our performance could be impacted. It may take significant time and resources to shift our focus to such technologies, platforms and devices, putting us at a competitive disadvantage. Alternatively, we may increase the resources employed in research and development to adapt to these new technologies, distribution platforms and devices, either to preserve our apps or a app launch schedule or to keep up with our competition, which would increase our development expenses. We could also devote significant resources to developing apps to work with such technologies, platforms or devices, and these new technologies, platforms or devices may not experience sustained, widespread consumer acceptance. The occurrence of any of these events could adversely affect the quality, timelines and competitiveness of our apps, or cause us to incur significantly increased costs, which could harm our operation results.

Financial and Other Risk Factors

It is possible that we will require additional capital to meet our financial obligations and support business growth, and this capital might not be available on acceptable terms or at all; new investors face possible future dilution

We intend to continue to make significant investments to support our business growth and will possibly require additional funds to respond to business challenges, including the need to develop new apps and features or enhance our existing apps, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when and if we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the “OTC”. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. The term “penny stock” is defined in Exchange Act Rule 3a51-1 as, among other things, as having a price of less than $5.00 per share as set forth in Exchange Act Rule 3a51-(1)(d). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will in all likelihood find it difficult to sell their securities.

While we currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, we will lose that status at the latest by the end of 2023, which will increase the costs and demands placed upon our management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also no qualify as a smaller reporting company.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide digital asset related services or that accept digital assets as payment, including financial institutions of investors in our securities.

A number of companies that provide blockchain and/or other digital asset related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with crypto-assets may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide blockchain and/or other digital asset related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decrease the usefulness of crypto-collectibles as a digital asset and harm public their public perception in the future. Similarly, the usefulness of crypto-assets as a payment method and the public perception of crypto-assets could be damaged if banks or financial institutions were to close the accounts of businesses providing blockchain, Ethereum and/or other digital asset related services.  This could occur as a result of compliance risk, cost, government regulation or public pressure.

The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade our securities. Such factors could have a material adverse effect our ability to pursue this business segment at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

If securities or industry analysts do not publish research about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock, to some extent, may at some point depend on the research and reports that securities or industry analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts elect to cover us downgrade our shares or lower their opinion of our shares, our share price would likely decline. If one or more of these analysts elect to cover us and subsequently cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

If we are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

If we are unable to maintain adequate internal controls for financial reporting in the future, investor confidence in the accuracy of our financial reports may be impacted or the market price of our common stock could be negatively impacted.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Prospective investors need to conduct an independent investment analysis and due diligence review.

No independent legal, accounting or business advisors have been appointed to represent the interests of prospective investors in the Company. Neither the Company nor any of its officers, directors, employees or agents makes any representation or expresses any opinion with respect to the merits of an investment in the shares of the Company, including, without limitation, the proposed value of the Company or the shares. Each prospective investor is therefore encouraged to engage independent accountants, appraisers, attorneys and other advisors to (i) conduct such due diligence review as such prospective investor may deem necessary and advisable, and (ii) provide such opinions with respect to the merits of an investment in the Company and applicable risk factors as such prospective investor may deem necessary and advisable. The Company will cooperate fully with any prospective investor who desires to conduct such an independent analysis, so long as the Company determines, in its sole discretion, that such cooperation is not unduly burdensome.

Prospective investors need to review individual tax consequences of an investment in the Company.

An investment in the Company will have certain tax consequences that will be unique to each investor, depending upon his/her/its personal tax situation, his/her/its nationality and/or place of domicile, and other unique personal circumstances. The Company cannot and does not make any representations or assurances as to individual tax consequences. Investors are encouraged to consult with their own tax advisors in connection with any investment decision with respect to the shares.

Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implication of us being a shell company is enhanced reporting requirements imposed on shell companies. Also, shell companies cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders of our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may negatively impact our ability to attract additional capital through subsequent unregistered offerings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements reflecting our current expectations that involve risks and uncertainties.  These forward-looking statements include, but are not limited to, statements related to industry prospects, our future economic performance including anticipated revenues and expenditures, results of operations or financial position, and other financial items, our business plans and objectives, including our growth strategies and intended product releases, and may include certain assumptions that underlie the forward-looking statements. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including those described in “Risk Factors” beginning on page 3 of this prospectus. Moreover, we operate in a very competitive and rapidly changing environment and industry. New risks may also emerge from time to time. It is not possible for our management to predict all of the risks related to our business and operations, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our plan of operations, that the maximum net proceeds of this offering of $115,000 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. The maximum net proceeds from the sale of the shares offered hereby are estimated to be maximum of 115,000. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale in this offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$31,250	$62,500	$93,750	$125,000

Less: Offering Expenses	$10,000	$10,000	$10,000	$10,000

Net Proceeds	$21,250	$52,500	$83,750	$115,000

Product Development	$10,500	$31,000	$40,000	$65,000

Working Capital	$10,750	$21,500	$43,750	$50,000

Total Use of Net Proceeds	$21,250	$52,500	$83,750	$115,000

DETERMINATION OF OFFERING PRICE

In determining the public offering price of the shares, we considered several factors including the following:

1)

our operating status;

2)

prevailing market conditions, including the history and prospects for the industry in which we compete;

3)

our future prospects; and

4)

our capital structures.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The price of the current offering is fixed at $0.025 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception on August 2, 2018. As of December 31, 2018, Gediminas Knyzelis is obliged to make a payment in the amount of $3,000, according to Private Placement Subscription for Non-U.S. Subscribers that he entered into with the Company on August 2, 2018.

As of December 31, 2018, the historical net tangible book value was $1,168 or approximately $0.0004 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2018.

Assuming completion of the offering, there will be up to 8,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.025	$0.025	$0.025	$0.025
Post offering net tangible book value	$22,418	$53,668	$84,918	$116,168
Post offering net tangible book value per share	$0.0053	$0.0098	$0.0126	$0.0145
Pre-offering net tangible book value per share	$0.0004	$0.0004	$0.0004	$0.0004
27
Increase (Decrease) in net tangible book value per share after offering	$0.0049	$0.0094	$0.0122	$0.0141
Dilution per share	$0.0197	$0.0152	$0.0124	$0.0105
% dilution	78.90%	60.97%	49.68%	41.92%
Capital contribution by purchasers of shares	$31,250	$62,500	$93,750	$125,000
Capital Contribution by existing stockholders	$3,000	$3,000	$3,000	$3,000
Percentage capital contributions by purchasers of shares	91.24%	95.42%	96.90%	97.66%
Percentage capital contributions by existing stockholders	8.76%	4.58%	3.10%	2.34%
Gross offering proceeds	$31,250	$62,500	$93,750	$125,000
Anticipated net offering proceeds	$21,250	$52,500	$83,750	$115,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	4,250,000	5,500,000	6,750,000	8,000,000
Purchasers of shares percentage of ownership after offering	29.41%	45.45%	55.56%	62.50%
Existing stockholders’ percentage of ownership after offering	70.59%	54.55%	44.44%	37.50%

If 100% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $125,000 less offering costs of $10,000 plus stockholder’s equity of $1,168.00 and resulting in a net tangible book value of $116,168 or $0.0145 per share, resulting in a dilution of $0.0105 for new shareholders.

If 75% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $93,750 less offering costs of $10,000 plus stockholder’s equity of $1,168.00 and resulting in a net tangible book value of $84,918 or $0.0126 per share, resulting in a dilution of $0.0124 for new shareholders.

If 50% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $62,500 less offering costs of $10,000 plus stockholder’s equity of $1,168.00 and resulting in a net tangible book value of $53,668 or $0.0098 per share, resulting in a dilution of $0.0152 for new shareholders.

If 25% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $31,250 less offering costs of $10,000 plus stockholder’s equity of $1,168.00 and resulting in a net tangible book value of $22,418 or $0.0053 per share, resulting in a dilution of $0.0197 for new shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Admission to quotation on the OTCQB

We intend to have our common stock quoted on the OTCQB. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the company meets the qualifications for trading securities on the OTCQB our securities will trade on the OTCQB until a future time, if at all. Our common stock may not now and may never qualify for quotation on the OTCQB.

Holders

Our CEO, Mr. Gediminas Knyzelis, is the owner of 3,000,000 shares of common stock.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Director. There are no contractual restrictions on our ability to declare or pay dividends.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes thereto that are included in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Special Note Regarding Forward-Looking Statements.”

Overview

This overview provides a discussion of our operating results and some of the trends that affect our business.  We believe that an understanding of these trends is important to understand our financial results for the period from inception on August 2, 2018 to December 31, 2018. This summary is not intended to be exhaustive, nor is it intended to be a substitute for the detailed discussion and analysis provided elsewhere in this report, including our audited financial statements and accompanying notes.

Charmt intends to develop and publish mobile applications on the iOS, Google Play, Amazon and Ethereum platforms. The Company also plans to maintain a portfolio of its products and track the user download statistics. Charmt intends to generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases. Founded in 2018, Charmt is headquartered in Tallinn. The management of the Company plans to distribute the application all over the world using various platforms.

The Company is currently developing a new kind of messenger. Charmt’s app is intended to be a unique product with high production value and high revenue potential. It is going to be developed and published on both original and licensed IP. This title requires significant development investment and has, in the opinion of management, the potential to become well-known and a long-lasting, successful mobile app franchise.

Voice-changing messenger

Charmt’s first product is our investment in the vast market of applications for communication and amusement. It is intended to provide the fun of changing your voice while speaking with other people along with full functionality of similar messaging apps. As of this date, we have developed the system requirements specification that describes the entire potential and unique features of the messenger.

A user will be able to downlad our app and easily create an account linking his/her phone number. Security of the personal data use is provided by text message authorization. Charmt automatically synchronizes contacts from your cell phone memory and a user can see if any of them launched the app already. If not, he/she can invite other people to the app using the link sent by a regular text message. Our potential users will be able to call any of their contacts via audio or video connetion and use the sound filter to alter their voice. The management of the company considers our product to be unique and combine entartainment and casualty. Expected users can either utilize Charmt as a regular messenger that enables people to exchange messages and numerous types of files or use it as a means of having fun changing their voices to be completely unrecognizable when communicating.

Strategy

The Company’s current strategy is devoted to focusing on seeking investment and management resources into our app development business. We believe the potential size, quality and sustainability of revenues and earnings from the app development business can be significantly greater than that of our existing competitors businesses. Our goal in terms of our app development is to create franchise-type titles that will have product lifespans of at least five to ten years. In order to accomplish this, we believe that we need to achieve user LTVs that exceeds user acquisition cost, at scale.

Key Metrics

We intend to regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections and make strategic decisions.

Key Operating Metrics

We want to manage our business by tracking various non-financial operating metrics that give us insight into user behavior in our apps. The two metrics that we will use most frequently will be Daily Active Users (“DAUs”) and Monthly Active Users (“MAUs”).

Daily Active Users – DAUs. DAUs are defined as the number of individuals who played a particular smartphone app on a particular day. Average DAU for a particular period is the average of the DAUs for each day during that period. We will use DAU as a measure of user engagement with the titles that our users have downloaded.

Monthly Active Users – MAUs. MAUs are defined as the number of individuals who used a particular smartphone app in the month for which we will be calculating the metric. Average MAU for a particular period is the average of the MAUs for each month during that period. We will use the ratio between DAU and MAU as a measure of user retention.

Current Financial Condition

As of the date of this registration statement, we have not generated any revenue. Since the incorporation, we have had total expenses of $7,350. Our monthly expenses are approximately $920/month and mostly consist of basic incorporation needs and office rent. We raised capital of $3,000 as a consideration for 3,000,000 shares issued and outstanding to our President. Please refer to our financial statements contained herein for more detailed information.

Our only source of funds is the obligation of our President, Secretary, Treasurer and Director, Mr. Gediminas Knyzelis, to provide us with funding necessary for our operations. All the conditions are set forth in the loan agreement with Mr. Knyzelis. Please refer to Exhibit 10.1 for more detailed information.

We have not generated any revenue yet. Currently we only rely on Mr. Gediminas Knyzelis for providing financing for our current and future operation. In case we are not successful to sell the shares under this offering, we will be able to continue operations for about 8-10 months.

BUSINESS

History

Charmt, Inc. is a Nevada company that was incorporated on August 2, 2018. The initial meeting of the Board of Directors determined that the offering consist of 5,000,000 common stock shares.

Overview

Charmt intends to develop and publish mobile applications on the iOS, Google Play, Amazon and Ethereum platforms. The Company also plans to maintain a portfolio of its products and track the user download statistics. Charmt intends to generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases. Founded in 2018, Charmt is headquartered in Tallinn. The management of the Company plans to distribute the application all over the world using various platforms.

Mobile App Market

The proliferation of easy-to-use touch-based smartphones and tablets has created a market with unique characteristics and explosive growth for mobile apps. Portability enables using wherever and whenever the user has spare time, and many apps are specifically tailored to provide short use sessions for such occasions. Compared to PC application, the mobile apps market has low barriers to entry. Whereas many successful PC apps have budgets for production and marketing in the tens of millions and often take years to develop, mobile apps can be created in a matter of weeks. Currently, there are over 800,000 mobile apps in Apple’s App Store.

Within the global app economy, Charmt currently expects to participate in the sub-sectors of 1) app store transactions relating to mobile apps and 2) mobile in-app advertising. The market for app store transactions relating to mobile apps is expected to grow from $50 billion in 2016 to $105 billion in 2021, representing a CAGR of 16%. At the same time, the mobile in-app advertising market is expected to nearly triple in size from $72 billion in 2018 to $201 billion in 2021, representing a CAGR of 23%.

Revenue Model

The mobile app industry today relies primarily on a revenue model known as “free-to-use”, which means that the apps are free to download and play. Unlike traditional PC-based apps which are sold for a fixed retail price, the revenues from free mobile apps are generated through a combination of in-app purchases (wherein the user purchases additional premium content, functionality or in-app currency with which they can improve or extend the app experience), and advertisements served within the app.

In order for our revenue model to be successful, it requires that a app has a large base of non-paying users and an adequately sized subset of recurring paying users. As a result, the tracking and optimization of measures such as MAUs (Monthly Active Users), DAUs (Daily Active Users), ABPU (Average Bookings Per User), User Retention Rates, and User LTVs (Life Time Values) are essential to the successful management of mobile apps. Ongoing investments in marketing, product development, and live ops are therefore important to acquire, accumulate and maintain an audience of loyal, paying users.

Industry Value Chain

The components in the mobile app value chain from app development to user can be broken down into four distinct segments: developers, publishers, distributors and the owners of the IP. These functions are in some cases split up between different companies and in some cases, some of the functions are performed by the same company.

Developers

App developers are the creators of apps, and it is often they who come up with the app concept, as well as technically write the code and develop the app. There are app development teams ranging from a few people to several hundred developers. There are both internal app development teams, where the publisher employs the app developers, as well as external app development teams who are independent of the publisher. It has also become increasingly common to outsource a growing number of content-creation functions to external studios. There are outsourcing studios that specialize in specific parts of the creative process, e.g. producing the artwork in an app. It is also quite common that the app development companies keep the core of production and creativity in the company and then outsource some of the more specific development to other companies with specific skills.

Publishers

The publisher’s role is to commercialize the app ideas and take overall responsibility for the product by partially or wholly funding its development, monitoring the development process, testing, adapting and controlling the quality of the app. Once the product is finalized, the publisher distributes and markets the app to distributors. Publishers can own the whole or parts of the development project, or alternatively, only act as publisher to a third party that owns the IP rights.

Distribution Platforms

Mobile apps are primarily distributed via large application stores such as Google Play, Amazon and Apple App Store. According to App Annie, global app store downloads will grow from 111.5 billion in 2018 to 284.3 billion in 2020. Developers either approach application stores directly or via a publisher, if they are cooperating with one. The major distribution platforms offer a 70 per cent revenue share to developers for distributing their applications through their application stores.

IP Owners

Another important part in the app market’s value chain is the owner of the brand (the IP owner) upon which the app is based. The IP owner controls which app projects, based on their brand, are to be made. Who the IP owner is depends – it could either be a app development studio that has developed its own IP, a publisher which owns a portfolio of brands, or for example the copyright owner of a movie or book title on which an app is to be based.

Products

The Company is currently developing a new kind of messenger. Charmt’s app is intended to be a unique product with high production value and high revenue potential. It is going to be developed and published on both original and licensed IP. This title requires significant development investment and has, in the opinion of management, the potential to become well-known and a long-lasting, successful mobile app franchise.

Voice-changing messenger

Charmt’s first product is our investment in the vast market of applications for communication and amusement. It is intended to provide the fun of changing your voice while speaking with other people along with full functionality of similar messaging apps. As of this date, we have developed the system requirements specification that describes the entire potential and unique features of the messenger.

A user will be able to downlad our app and easily create an account linking his/her phone number:

Security of the personal data use is provided by text message authorization:

Charmt automatically synchronizes contacts from your cell phone memory and a user can see if any of them launched the app already. If not, he/she can invite other people to the app using the link sent by a regular text message:

Our potential users will be able to call any of their contacts via audio or video connetion and use the sound filter to alter their voice:

The management of the company considers our product to be unique and combine entartainment and convenience for everyday use. Expected users can either utilize Charmt as a regular messenger that enables people to exchange messages and numerous types of files or use it as a means of having fun changing their voices to be completely unrecognizable when communicating.

As of the date of this registration statement, the voice-changing application has not been developed yet. The management of the Company considers using blockchain technology for developing the intended product due to its growing popularity with messaging applications. It provides encrypted P2P-connection(‘peer-to-peer’) which enables exceptional level of security without any access to users’ personal data by any third-parties. Apart from blockchain technologies, we also consider using crypto-collectibles or regular types of cryptocurrency in order to allow people to make in-app purchases. Our intended in-app purchases are planned to consist of various options for changing the sound of user’s voices.

Strategy

The Company’s current strategy is devoted to focusing on seeking investment and management resources to use in our app development business. We believe the potential size, quality and sustainability of revenues and earnings from the app development business can be significantly greater than that of our existing competitors’ businesses. Our goal in terms of our app development is to create franchise-type titles that will have product lifespans of at least five to ten years. In order to accomplish this, we believe that we need to achieve user LTVs that exceeds user acquisition cost, at scale.

Competition

The mobile app and app industry is characterized by fierce competition, is growing rapidly, evolving constantly, and the possibility for innovative companies to succeed within it is significant. The mobile app and app industry is, in all respects, global and Charmt has competitors around the world. Approximately two dozen public companies around the world have significant portions of their business in mobile app content creation including:

●	United States - Activision-Blizzard, Zynga, Glu Mobile, Charmt, TakeTwo and EA;
●	Japan - DeNa, Gree, Nexon, and Gung-Ho in Japan;
●	Korea - Appvil, Kakao, NetMarble and Com2Us;
●	China - Tencent, Netease, Boyaa, Forapp, AppOne Holdings, OurPalm, IGG, and ZQ Apps; and
●	Europe – Rovio, G5 Entertainment, Apploft, Ubisoft, Modern Tines Group, and Next Apps.

Major privately held mobile app companies also include companies such as Niantic, Jam City and Scopely. Despite this seemingly large number of significant users in the market, there are a large number of smaller developers with one or two apps and the market remains very fragmented. The competition for users’ time and spending is decided primarily through factors such as app quality, brand recognition, and marketing & distribution channel power. Having users in one app also opens up the possibility of cross-promotion, which has also shown to be very important. We believe that, while it is still early for the mobile app industry, the market has begun to show signs of maturing and we believe that significant consolidation is likely to occur over the next five years.

Marketing

We plan to acquire most of our users through unpaid channels. We are aiming to build a large community of users through cross promotion, editorial featuring, the viral and sharing features provided by social networks, and app store optimization strategies. We are committed to connecting with our users and we plan to leverage various forms of social media, including Facebook, Twitter, YouTube, Instagram and Discord to communicate with them. We also want to use traditional advertising activities, primarily mobile advertising spending on Facebook, Apple and Google.

Government Regulation

We are subject to various federal, state and international laws and regulations that affect companies conducting business on the Internet and mobile platforms, and working with virtual currencies and storing information on the blockchain including those relating to privacy, use and protection of user and employee personal information and data (including the collection of data from minors), the Internet, behavioral tracking, mobile applications, content, advertising and marketing activities (including sweepstakes, contests and giveaways), and anti-corruption. Additional laws in all of these areas are likely to be passed in the future, which could result in significant limitations on or changes to the ways in which we can collect, use, host, store or transmit the personal information and data of our customers or employees, communicate with our users, and deliver products and services, and may significantly increase our compliance costs. As our business expands to include new uses or collection of data that are subject to privacy or security regulations, our compliance requirements and costs will increase and we may be subject to increased regulatory scrutiny.

Employees

As of the date, we have no employees other than our sole officer and director, Mr. Gediminas Knyzelis. The Company plans to rely extensively on third-party consultants and vendors for certain development and marketing activities.

Properties

We are currently renting an office at Hobujaama 4, Tallinn 10151 Estonia. The said premises are our headquarters.

Website

Our website is http://charmt.net

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating result.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information regarding our executive officers and the members of our board of directors.

Name	Age	Position with the Company
Gediminas Knyzelis	34	President, Director, Secretary, Tresurer

Directors are elected by the stockholders of the Company and serve until their resignation or removal. Officers are appointed by our board of directors and serve at the discretion of the board of directors.

Biographical Information

Gediminas Knyzelis. Mr. Knyzelis has served as our President, Treasurer, Director and Secretary since the inception of the Company in August 2018. Mr. Gediminas is a genuine creator and artistic mind with deep understanding of mobile application development. He also managed to draft the design of Charmt’s future product and is responsible for the main course of business. Work experience of Mr. Gediminas Knyzelis includes employment at Lititco, a Lithuanian company located in Vilnius, from June 2008 to March 2012. There he acquired significant experience at controlling various business processes while taking position of Project Manager. Mr. Knyzelis also worked as a Customer Service Manager at Latakko, a Latvian company located in Riga, from April 2012 to July 2018. This experience enabled our President to better understand needs of a customer and adjust current production capabilities to fit any requirements. Currently Mr. Knyzelis devotes all his time to manage business processes of the Company.

Family Relationships

There are no family relationships among any of our officers or executive officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation of our officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Total ($)
Gediminas Knyzelis	2018	0	0	0
President, Treasurer, Secretary and Director

Agreements with Executive Officers and Change-In-Control Arrangements

We have not entered in any formal employment agreements with any of our officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes only the services of its President, Secretary, Treasurer and Director, who is Mr. Gediminas Knyzelis.

DESCRIPTION OF SECURITIES

We have authorized 75,000,000 shares of common stock, par value $0.001 per share. As of this date, there are 3,000,000 shares of common stock issued and outstanding.

Holders of Capital Stock

As of this date, there are 3,000,000 shares of common stock held by our President, Secretary Treasurer, Director and founder, Mr. Gediminas Knyzelis.

Common Stock

Voting Rights

For all matters submitted to a vote of stockholders, each holder of the Company’s common stock is entitled to one vote for each share registered in his, her, or its name. Holders of common stock vote together as a single class.

Liquidation

In the event the Company is liquidated, dissolved or its affairs are wound up, after we pay or make adequate provision for all of the Company’s debts and liabilities, each holder of common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Preferences

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any rights provided by Nevada laws.

 Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of the Company’s securities.

The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-Takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

•

any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

•	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•

the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for shareholders to remove Directors due to the fact the NRS requires greater than majority approval of the shareholders for such removal.

Indemnification of Directors and Officers

Pursuant to Section 7502 of Nevada Revised Statutes, a corporation may idemnify:

1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are offering to the public 5,000,000 shares of common stock, par value $0.001 (“Common Stock”) at a public offering price of $0.025 per share (the “Offering”).  Shares of common stock, at $0.025 per share, will be sold in a direct public offering, on a “self-underwritten, best efforts” basis, which means (a) no minimum number of Shares need be subscribed for in order for the Company to consummate the sale of any of the Shares and utilize the proceeds therefrom; and (b) the Company will not use the services of an underwriter and our executive officers and directors will attempt to sell the Shares directly to investors.  The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. The Company’s executive officers and directors may also reach out to personal contacts such as family, friends and acquaintances and may conduct investment presentations in the form of a roadshow at various industry and investor conferences. Subscription proceeds for Shares sold in the Offering will be paid directly to the Company and will not be held in a segregated or escrow account. Our executive officers and directors will not receive commissions or any other remuneration from any such sales.

In offering the Shares in the Offering on our behalf, our executive officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our executive officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (a) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (b) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (c) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (a) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (b) are not, nor have been within the preceding twelve (12) months, a broker or dealer, and they are not, nor have they been within the preceding twelve (12) months, an associated person of a broker or dealer; and (c) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve (12) months and they have not and will not participate in selling an offering of securities for any issuer more than once every twelve (12) months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Terms of the offering

The shares will be sold at the fixed price of $0.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 90 days.

Penny stock rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Market information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTCQB market pace consideration

To be quoted on the OTC Market’s OTCQB Marketplace, a market maker needs to file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTCQB Marketplace.

The OTCQB Marketplace is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB Marketplace. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB Marketplace.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB Marketplace has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in this market is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTCQB Marketplace will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCQB Marketplace rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCQB Marketplace securities. Investors do not have direct access to the marketplace’s service. For these securities, there only has to be one market maker.

These transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on this marketplace, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because these stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTCQB Marketplace.

LEGAL MATTERS

Haddan & Zepfel LLP will pass upon the validity of the shares of our common stock offered under this prospectus.

MATERIAL CHANGES

There have been no material changes to us since our inception that have not been described in this prospectus that should be included.

EXPERTS

Our financial statements for the period from inception on August 2, 2018 to December

31, 2018 included in this prospectus have been audited by Michael T. Studer CPA P.C. an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are filing with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that are offered.

Following this offering, we will be required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission.

CHARMT, INC.

FINANCIAL STATEMENTS

For the Period From Inception on August 2, 2018 to December 31, 2018

CHARMT, INC.

Index to Financial Statements

For the Period From Inception on August 2, 2018 to December 31, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Charmt, Inc.

Opinion on the Financial Statements

I have audited the accompanying balance sheet of Charmt, Inc. (the “Company”) as of December 31, 2018 and the related statements of operations, stockholder’s equity, and cash flows for the period from inception on August 2, 2018 to December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In my opinion, the financial statements present fairly, in all material respects, the financial position of Charmt, Inc. as of December 31, 2018 and the results of its operations and cash flows for the period from inception on August 2, 2018 to December 31, 2018 in conformity with accounting principles generally accepted in the United States.

Explanatory Paragraph – Going Concern

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on the Company’s financial statements based on my audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audit in accordance with the standards of the PCAOB. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. As part of my audit I am required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion.

My audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe that my audit provides a reasonable basis for my opinion.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

February 22, 2019

I have served as the Company’s auditor since 2019.

Charmt, Inc.
Balance Sheet
As of December 31, 2018
As of December 31, 2018
ASSETS
Current Assets
Cash	$100
Subscription receivable from sole officer and director	3,000
Service Deposit	126
Total Current Assets	3,226
TOTAL ASSETS	$3,226

LIABILITIES AND STOCKHOLDER`S EQUITY
Liabilities
Current Liabilities
Accounts Payable	$304
Advances payable to sole officer and director (non-interest bearing and due on demand)	1,754
Total Current Liabilities	2,058
Total Liabilities	2,058
Stockholder`s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized; 3,000,000 shares issued and outstanding as of December 31, 2018	3,000
Accumulated deficit	(1,832)
Total Stockholder`s Equity	1,168
TOTAL LIABILITIES AND STOCKHOLDER`S EQUITY	$3,226

See accompanying notes, which are an integral part of these financial statements

Charmt, Inc.
Statement of Operations for the period from inception on August 2, 2018 to December 31, 2018
REVENUES	$-
OPERATING EXPENSES
General and Administrative Expenses	1,832
TOTAL OPERATING EXPENSES	1,832

LOSS FROM OPERATIONS	(1,832)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(1,832)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes, which are an integral part of these financial statements

Charmt, Inc.
Statement of Changes in Stockholder’s Equity for the period from inception on August 2, 2018 to December 31, 2018
	Common Stock	Additional Paid-in Capital	Accumulated Deficit		Total Stockholder`s Equity
	Shares	Amount
Balance at inception at August 2, 2018	-	$-	$-	$-	$-

Issuance of common stock to sole officer and director	3,000,000	3,000	-	-	3,000
Net loss	-	-	-	(1,832)	(1,832)

Balance at December 31, 2018	3,000,000	$3,000	$-	$(1,832)	$1,168

See accompanying notes, which are an integral part of these financial statements

Charmt, Inc.
Statement Of Cash Flows For the period from inception on August 2, 2018 to December 31, 2018

OPERATING ACTIVITIES
Net Loss	$(1,832)
Adjustments to reconcile Net loss
to net cash used in operations:
Changes in operating assets and liabilities:
Service deposit	(126)
Accounts payable	304
Net cash used in Operating Activities	(1654)

FINANCING ACTIVITIES
Advances from sole officer and director	1,754
Net cash used in Financing Activities	1,754

Net cash increase for period	100
Cash at beginning of period	-
Cash at end of period	$100

SUPPLEMENTAL CASH FLOW INFORMATION
Cash payments For:
Interest	$-
Income taxes	$-
Non-cash Financing activities:
Issuance of common stock in exchange For subscription receivable From sole officer and director	$3,000

See accompanying notes, which are an integral part of these financial statements

Charmt, Inc.

Notes to the Financial Statements

For the period from inception on August 2, 2018 to December 31, 2018

Note 1 – Nature of Business

Charmt, Inc. (the “Company”) was incorporated in the State of Nevada on August 2, 2018. The Company is developing a messenger application. It is intended to provide the fun of changing your voice while speaking with other people along with full functionality of similar messaging apps. The Company intends to develop and publish mobile applications on the iOS, Google Play, Amazon and Ethereum platforms. Charmt, Inc. also plans to maintain a portfolio of its products and track the user download statistics. It intends to generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases. The management of the Company plans to distribute the application all over the world using various platforms.

The Company's registration address is Hobujaama 4, Tallinn, Estonia, 10151.

The Company plans to conduct a public offering of up to 5,000,000 shares of its common stock at a price of $0.025 per share or $125,000 total.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2018, the Company had cash of $100 and working capital of $1,168. For the period from inception on August 2, 2018 to December 31, 2018, the Company had no revenues and a net loss of $1,832. These factors raise substantial doubt regarding the Company`s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. As discussed in Note 1 above, the Company is planning to raise up to $125,000 through a public offering of up to 5,000,000 shares of its common stock. However, there is no assurance that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Charmt, Inc.

Notes to the Financial Statements

For the period from inception on August 2, 2018 to December 31, 2018

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, subscription receivable from sole officer and director, accounts payable, and advances payable to sole officer and director. The carrying amounts of these financial instruments approximates fair value because of the short period of time between the origination of such instruments and their expected realization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to FASB Accounting Standards Codification (“ASC”) 260, “Earnings Per Share”.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from August 2, 2018 (inception) through December 31, 2018.

Charmt, Inc.

Notes to the Financial Statements

For the period from inception on August 2, 2018 to December 31, 2018

Revenue Recognition

The Company’s revenue recognition policies will follow FASB ASC 605, “Revenue Recognition”.  Revenue will be recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management follows ASC 830, “Foreign Currency Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the Statement of Operations.

Recent Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company`s financial position and results of operations from adoption of these standards is not expected to be material.

Charmt, Inc.

Notes to the Financial Statements

For the period from inception on August 2, 2018 to December 31, 2018

Note 4 – Subscription Receivable from Sole Officer and Director

Effective August 2, 2018 pursuant to a Private Placement Subscription For Non-U.S. Subscribers dated August 2, 2018, the Company issued 3,000,000 shares of its common stock to Gediminas Knyzelis, the founder, sole officer, and sole director of the Company, in exchange for Gediminas Knyzelis` agreement to pay $3,000 ($0.001 per share) to the Company within 180 days. The Company collected the $3,000 subscription receivable from Gediminas Knyzelis on January 15, 2019.

Note 5 - Capital Stock

The Company has 75,000,000, $0.001 par value shares of common stock authorized. On August 2, 2018, the Company issued 3,000,000 shares of common stock to Gediminas Knyzelis at $0.001 per share for $3,000. The payment for the shares, which was due within 180 days upon the execution of the respective agreement, was collected on January 15, 2019 (see Note 4: Subscription Receivable from Sole Officer and Director).

There were 3,000,000 shares of common stock issued and outstanding as of December 31, 2018.

Note 6 - Commitments and Contingencies

Service Agreement

On June 27, 2018, Gediminas Knyzelis executed a Virtual Office Service Agreement on behalf of the Company for address and telephone service in Estonia. The agreement has a term of one year from July 1, 2018 to June 30, 2019 at a monthly service cost of 55 EUR (excluding VAT), or approximately $63 using the December 31, 2018 exchange rate. For the period from inception on August 2, 2018 to December 31, 2018, the Company incurred expenses of $454 under this service agreement.

Compensation Agreements

To date, the Company has not entered into any compensation agreements with Gediminas Knyzelis or others.

Charmt, Inc.

Notes to the Financial Statements

For the period from inception on August 2, 2018 to December 31, 2018

Note 7 - Income Taxes

The provision for (benefit from) income taxes differs from the amount of income tax determined by applying the United States federal income tax rate of 21% to pretax income (loss) for the period from inception on August 2, 2018 to December 31, 2018 as follows:

Expected income tax (benefit) at 21% statutory rate	$(385)
Increase in valuation allowance	385
Provision for income taxes	$0

At December 31, 2018, the Company has a net operating loss carryforward of $1,832. Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $385 attributable to the future utilization of the $1,832 net operating loss carryforward will be realized. Accordingly, the Company has recorded a 100% valuation allowance against the deferred tax asset at December 31, 2018.

At December 31, 2018, deferred tax assets consist of:

Net operating loss carryforward	$385
Less valuation allowance	(385)
Net deferred tax assets	$-

All tax periods remain subject to examination by taxing authorities.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

The Company has had no tax positions since inception.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$16
Legal and Professional Fees	$1,200
Accounting and Auditing	$5,000
Miscellaneous	$3,784
TOTAL	$10,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend;

and no commissions were paid in connection with the sale of any securities.

On September 14, 2018, the Company issued a total of 3,000,000 shares of common stock to Gediminas Knyzelis at $0.001 per share for a total of $3,000. The payment for the shares was to be completed within 180 days upon execution the respective agreement in any form satisfactory to the Company.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Counsel
10.1	Loan Agremeent
10.2	Rent Agreement
23.2	Consent of Independent Auditor
99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS.

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease inz

Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B (230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Charmt, Inc., Registrant

By:	/s/ Gediminas Knyzelis
Gediminas Knyzelis, President, Secretary,
Treasurer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gediminas Knyzelis	Chief Executive Officer	April 01, 2019
Gediminas Knyzelis	Title	Date
/s/ Gediminas Knyzelis	Chief Financial Officer	April 01, 2019
Gediminas Knyzelis	Title	Date
/s/ Gediminas Knyzelis	Principal Accounting Officer	April 01, 2019
Gediminas Knyzelis	Title	Date